United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  July 9, 2018
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2018, Realty Income Corporation’s (the “Company’s”) Board of Directors (the “Board”) elected Reginald H. Gilyard and Gerardo I. Lopez to the Board.  The Company’s Board has affirmatively determined that Messrs. Gilyard and Lopez are “independent” after applying the Company’s categorical standards contained in its Corporate Governance Guidelines.  This brings the number of independent directors of the Company to nine persons and the total number of Board members to ten persons.

Pursuant to the terms of the Company’s 2012 Incentive Award Plan, as amended, upon election to the Board, Messrs. Gilyard and Lopez automatically received a grant of 4,000 shares of our common stock, which will vest evenly over three years.

There are no understandings or arrangements between Messrs. Gilyard, Lopez, or any other person and the Company or any of its subsidiaries pursuant to which Messrs. Gilyard and Lopez were selected to serve as directors of the Company.  There are no family relationships between Mr. Gilyard or Mr. Lopez and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Mr. Gilyard, Mr. Lopez, or any of their immediate family members and the Company or any of its subsidiaries.

Mr. Gilyard is a Senior Advisor and also served as Partner and Managing Director at The Boston Consulting Group, Inc. (BCG). Prior to BCG, Mr. Gilyard served as Dean of the Argyros School of Business and Economics at Chapman University. Mr. Gilyard is a director of First American Financial Corporation (NYSE: FAF). Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology, and an M.B.A. from Harvard Business School.

Mr. Lopez is a partner of High Bluff Capital Partners, and is the Executive Chairman of Quiznos, Inc., which is privately owned by High Bluff Capital Partners. Mr. Lopez previously served as President and Chief Executive Officer of Extended Stay America, Inc. (NYSE: STAY), and President and Chief Executive Officer of AMC Entertainment Holdings, Inc. (NYSE: AMC). Prior to AMC, he served as President, Global Consumer Products Group at Starbucks Corporation (NASDAQ: SBUX). Mr. Lopez is a director of CBRE Group, Inc. (NYSE: CBG), Brinker International, Inc. (NYSE: EAT), and Newell Brands (NYSE: NWL). Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2018	REALTY INCOME CORPORATION
	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary